Exhibit 99.1

John A. Rolls Resigns from MBIA Board of Directors

ARMONK, N.Y.--(BUSINESS WIRE)--June 22, 2009--MBIA Inc. (NYSE: MBI) today announced that John A. Rolls has resigned from MBIA’s Board of Directors. Mr. Rolls was elected to MBIA’s Board of Directors in 1995 and served as Chairman of its Finance Committee and as a member of its Audit Committee and Compensation and Organization Committee. Mr. Rolls previously served as Chairman of the Audit Committee.

“John has been a valued member of MBIA’s Board for 14 years and has provided important insight and perspective,” said Dan Kearney, MBIA Chairman. “We thank him for his many contributions and wish him continued success in the future.”

Forward-Looking Statements

This release contains statements about future results that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are not guarantees of future performance. There are a variety of factors, many of which are beyond MBIA's control, which affect the operations, performance, business strategy and results and could cause its actual results to differ materially from the expectations and objectives expressed in any forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. MBIA does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures MBIA may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

MBIA Inc., headquartered in Armonk, New York is a holding company whose subsidiaries provide financial guarantee insurance, fixed-income asset management, and other specialized financial services. The Company services its clients around the globe, with offices in New York, Denver, San Francisco, Paris, London, Madrid, Mexico City, Sydney and Tokyo. Please visit MBIA's Web site at www.mbia.com.

CONTACT:
MBIA, Media:
Kevin Brown, 914-765-3648
or
MBIA, Media:
Elizabeth James, 914-765-3889
or
MBIA, Investor Relations:
Greg Diamond, 914-765-3190